Exhibit 10

UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS

OF

OLD REPUBLIC INTERNATIONAL CORPORATION

The undersigned, being all the directors of Old Republic International Corporation, a Delaware corporation (the “Corporation”), hereby adopt the following preamble and resolutions, amending the Old Republic International Corporation Employees Savings and Stock Ownership Plan:

WHEREAS, the Corporation heretofore had established and maintained a retirement plan for certain of its employees entitled the Old Republic International Corporation Employees Savings and Stock Ownership Plan (the “Plan”); and

WHEREAS, the Board believes it to be in the best interest of the Corporation to amend the Plan to permit Participants to invest their deferrals in stock of the Corporation.

NOW, THEREFORE, BE IT RESOLVED, that the Old Republic International Corporation Employees Savings and Stock Ownership Plan be and it hereby is amended in the following respects, effective December 1, 2007:

1.  Paragraph 8.1 is hereby revised to read as follows:

                “8.1     Separate Investment Funds

The assets of the Trust Fund shall be separated and segregated into separate and distinct investment funds, including an Investment Fund that invests primarily in Company Stock.  The Old Republic Employer Stock Fund shall consist of amounts allocated to Employer Contribution Accounts (Employers’ contributions, forfeitures and earnings thereon) and amounts allocated to Individual Contribution Accounts that Participants have directed to be invested in Company Stock.  The remaining funds shall consist of amounts allocated to Individual Contribution Accounts (Participants’ contributions and earnings thereon) and amounts directed by Participants to be transferred from the Old Republic Employer Stock Fund pursuant to the diversification provisions of paragraph 22.5 or Section XXIII hereof.  The Funds shall be invested as described below.”

2.  Paragraph 8. 2 is hereby revised to read as follows:

“8.2     Old Republic Employer Stock Fund

The Old Republic Employer Stock Fund shall be invested and reinvested entirely in Company Stock.  Employer cash contributions shall be invested in Company Stock as soon as it is practicable after receipt by the Trustee.  In making such purchases the Trustee shall give due regard to the trading volume of Company Stock at the time of such purchases and accordingly regulate the amount and timing of such purchases in order to minimize the effect on market price fluctuations which may be caused by such purchases.  All purchases of Company Stock shall be subject to any applicable federal or state securities laws and shall be made in accordance with all applicable rules and regulations promulgated thereunder.  The Trustee may purchase Company Stock directly from the Company.”

3.  Paragraph 23.1 is hereby revised to read as follows:

“23.1     Funds

The Committee and the Trustee shall establish Funds as set forth in paragraph 8.1 hereof.  The Trustee’s investment authority is more fully described in Sections Three and Four of the Trust.  The income or loss of each Fund shall be credited to or charged against the accounts of Participants in the particular Fund.  Each Participant shall elect on a form furnished by the Committee what percentage of his individual contribution made pursuant to paragraph 4.1 hereof shall be invested in each of these Funds.  If a Participant fails to properly elect the Funds in which his individual contributions shall be invested, his individual contributions shall be invested in the default investment fund selected by the Committee in accordance with the rules governing qualified default investment alternatives under Department of Labor Reg. § 2550.404c-5, until such time as the Participant makes a proper election.”

4.  Paragraph 23.2 is hereby revised to read as follows:

                “23.2     Change of Investment Election

A Participant may elect to change his investment election between the Funds for future allocations to his account, subject to the following:

(a) the election must be in whole percentages;

(b) the election shall be effective as of the business day made; and

(c) to be effective, the election must be made in the manner provided by the procedures established by the Committee.”

5.  Paragraph 23.3 is hereby revised to read as follows:

                “23.3     Transfers Among Funds

A Participant may elect to transfer all or part of the value of his accounts among the Funds, subject to the following:

(a) the minimum amount of a transfer from any one Fund is the lower of $250 or the Participant’s total Fund balance;

(b) a Participant’s transfers shall be effective as of the business day made;

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(c) to be effective, the transfers must be made in the manner provided by the procedures established by the Committee; and

(d) a Participant shall not be allowed to make more than one transfer per month.”

6.  Paragraph 23.5 is hereby revised to read as follows:

                “23.5     Diversification Rules Pursuant to the Pension Protection Act of 2006

The provisions of this paragraph 23.5 are intended to comply with new section 401(a)(35) of the Code as added by the Pension Protection Act of 2006.  Effective January 1, 2007, to the extent applicable, the rules of this paragraph 23.5 shall apply instead of the provisions of Section XXIV.

(a)           Notwithstanding anything herein to the contrary, a Participant who has completed three Years of Service may elect to transfer to another Fund all or part of that portion of his accounts that is attributable to Employer contributions made to the Old Republic Employer Stock Fund on or after January 1, 2007, and earnings thereon.

(b)           Notwithstanding anything herein to the contrary, a Participant who has three Years of Service may elect to transfer to another Fund that portion of his accounts that is attributable to Employer contributions made to the Old Republic
                Employer Stock Fund on or before December 31, 2006, and earnings thereon, in accordance with the following schedule:

Plan Year for Which Diversification Applies	Applicable Percentage Eligible for Diversification
Plan Year ending 12/31/07	33%
Plan Year ending 12/31/08	66%
Plan Year ending 12/31/09	100%

(c)           Notwithstanding anything herein to the contrary, a Participant who has attained age 55 and completed three Years of Service by December 31, 2005, may elect to transfer to another Fund all or part of that portion of his accounts that is invested in the Old Republic Employer Stock Fund.

(d)          The diversification rights described in this paragraph 23.5 shall also apply to a Beneficiary with an account in the
               Plan, provided the Beneficiary is otherwise entitled to exercise the rights of the Participant with respect to the account and provided the Beneficiary is a Beneficiary of a deceased Participant or a Participant who has completed three Years of Service.

(e)           The diversification rights described in this paragraph 23.5 shall be subject to all the limitations on transfers contained in this Section XXIII, including the limitations described in paragraph 23.3 hereof.”

7.  All references in the Plan to the “Old Republic Employer Matching Stock Fund” shall be changed to the “Old Republic Employer Stock Fund.”

RESOLVED FURTHER, that the appropriate officers of the Corporation be and they hereby are authorized and directed to take any and all actions necessary to enact the foregoing resolutions.

IN WITNESS WHEREOF, the undersigned have signed this consent in one or more counterparts as of _______________, 2007.

/s/ Harrington Bischof Harrington Bischof	/s/ Arnold L. Steiner Arnold L. Steiner
/s/ Jimmy A. Dew Jimmy A. Dew	/s/ Fredricka Taubitz Fredricka Taubitz
/s/ John M. Dixon John M. Dixon	/s/ Charles F. Titterton Charles F. Titterton
/s/ Leo E. Knight, Jr. Leo E. Knight, Jr.	/s/ Dennis P. Van Mieghem Dennis P. Van Mieghem
/s/ John W. Popp John W. Popp	/s/ Steven R. Walker Steven R. Walker
/s/ William A. Simpson William A. Simpson	/s/ Aldo C. Zucaro Aldo C. Zucaro